Exhibit 99.1

N e w s R e l e a s e CRESTWOOD MIDSTREAM PARTNERS LP 717 Texas Avenue, Suite 3150 Houston, TX 77002 www.crestwoodlp.com
Crestwood Midstream Partners LP to Acquire
Gathering, Processing and Treating Assets in the Fayetteville Shale
and Granite Wash
HOUSTON, TEXAS, February 18, 2011 — Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood LP” or the “Partnership”) announced today that it has signed a definitive agreement to acquire midstream assets in the Fayetteville Shale and the Granite Wash plays from Frontier Gas Services, LLC (“Frontier”), which is headquartered in Tulsa, Oklahoma, for approximately $338 million, with an additional $15 million to be paid to Frontier if certain operational objectives are met within six-months of the closing date. Crestwood LP expects to finance the purchase through a combination of equity and debt as described below. Subject to regulatory approval, the transaction is expected to close in the second quarter of 2011 and is expected to be immediately accretive to the Partnership’s distributable cash flow per limited partner (“LP”) unit.
The Frontier Fayetteville assets consist of approximately 127 miles of high pressure and low pressure gathering pipelines with capacity of approximately 510 million cubic feet per day (“MMcf/d”), treating capacity of approximately 165 MMcf/d and approximately 35,000 hp of compression. The Fayetteville systems interconnect with multiple interstate pipelines which serve the Fayetteville Shale and are supported by long-term, fixed-fee contracts with blue chip producers who have dedicated approximately 100,000 acres in the core of the Fayetteville Shale to Frontier.
The Frontier Granite Wash assets currently consist of a 28 mile pipeline system and a 36 MMcf/d cryogenic processing plant in the Texas Panhandle. The Granite Wash area has emerged as a highly economic liquids-rich natural gas play with active drilling programs by area producers. The Granite Wash assets are supported by long-term contracts with producers which have substantial Texas Panhandle area drilling programs underway. Crestwood LP plans to install a second processing plant with 60 MMcf/d of capacity that is expected to be in service by the end of 2011 to provide additional capacity to support growth in volumes from this region.
“We are pleased to announce this transaction and execute on our strategy to grow and diversify the Partnership following our purchase of the general partner and our Barnett Shale midstream business in October 2010,” said Robert G. Phillips, President and Chief Executive Officer of Crestwood LP’s general partner. “The Frontier acquisition significantly expands the size and scope of the Partnership by adding high quality, infrastructure assets in two prolific unconventional resource plays that will provide Crestwood LP with additional fee-based revenues supported by long-term acreage dedications with visible organic growth opportunities.”

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“Following this acquisition, Crestwood LP will be uniquely positioned as a predominantly shale play midstream service provider in three world class basins, the Barnett Shale play in North Texas, the Fayetteville Shale play in Arkansas and the Granite Wash play in the Texas Panhandle,” Phillips added. “With an expanded footprint, Crestwood LP will have substantial organic growth opportunities in both the Fayetteville Shale and the Granite Wash areas. In the Fayetteville area, volume growth through 2012 is supported by drilling activity necessary for producers to hold leases by production; and in the Granite Wash area, producers drilling economics are benefitting from improved crude oil and natural gas liquids prices.”
Crestwood LP expects to finance the equity portion of the purchase price through a private placement transaction with institutional investors who have agreed to acquire approximately 6.2 million units of new Class C limited partner interests, to be issued by Crestwood LP at a price of $24.50 per unit resulting in gross proceeds to the Partnership of approximately $153 million. The Class C units will be substantially similar in all respects to Crestwood LP’s existing common units, representing limited partner interests, except that Crestwood LP may elect to pay distributions in respect of the Class C units through the issuance of additional Class C units rather than cash. The Class C units will convert into common units on a one-for-one basis on the second anniversary of the closing date of the Frontier acquisition.
Crestwood LP has obtained a commitment from UBS Loan Finance LLC, BNP Paribas, Royal Bank of Canada and Royal Bank of Scotland plc for a senior unsecured bridge facility of up to $200 million that will be available to finance the remainder of the Frontier acquisition. Prior to the closing of the acquisition, Crestwood LP plans to raise cash through the issuance of long term debt rather than utilize the bridge facility.
“With the commitments received for the issuance of the Class C units, we have eliminated the need to access the equity capital markets to finance this acquisition,” Phillips added. “The option to pay distributions through the issuance of additional Class C units rather than cash provides us with additional financial flexibility as volumes in the Fayetteville Shale are expected to increase over the next two years. With forecasted organic growth, the acquisition is expected to be accretive for the next two years, assuming no cash distributions are paid on the Class C pay-in-kind partnership units, and further positions the Partnership to provide meaningful long-term distribution growth to its unit holders, even after giving effect to the conversion of the Class C units into LP units in 2013,” continued Phillips.
Barclays Capital acted as sole placement agent to Crestwood on the private placement of the Class C units.
Crestwood LP’s executive management will host a conference call on Tuesday, February 22, 2011, at 9:00 a.m. Central Time. To access the live Webcast of the call, go to the Investor Relations section of Crestwood LP’s internet site at www.crestwoodlp.com 10 minutes prior to

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its start. Interested parties may participate in the call by dialing 877-419-6591 and entering passcode 5519843. A replay will be archived and available at this link for 30 days, and the replay may also be accessed by dialing 888-203-1112 and entering passcode 5519843.
About Crestwood Midstream Partners LP
Houston, Texas-based Crestwood LP is a growth-oriented, midstream master limited partnership which owns and operates 100% fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale geologic formation in the Fort Worth Basin of North Texas. For more information about Crestwood LP, visit www.crestwoodlp.com.
About Crestwood Holdings Partners, LLC
Houston, Texas-based Crestwood Holdings is a private energy company formed by affiliates of First Reserve Corporation, a leading private equity fund manager with extensive investments in the energy industry, and Crestwood management to pursue the acquisition and development of North American midstream assets and businesses. The company will utilize management’s extensive industry experience and relationships to enable its growth through the acquisition of strategic assets, the recruitment of experienced midstream personnel and investment in midstream organic infrastructure projects. For more information about Crestwood Holdings, visit www.crestwoodgp.com.
Forward-Looking Statements
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood LP’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Crestwood Holdings and Crestwood LP, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood LP’s financial condition, results of operations and cash flows include: changes in general economic conditions; fluctuations in natural gas prices; failure or delays by our customers in achieving expected production natural gas projects; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; fluctuations in the value of certain of our assets and liabilities; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; construction costs or capital expenditures

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exceeding estimated or budgeted amounts; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; and the effects of existing and future litigation; as well as other factors disclosed in Crestwood LP’s filings with the Securities and Exchange Commission. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009 and our subsequently filed Quarterly Reports on Form 10-Q, for a more extensive list of factors that could affect results.
In addition, there are significant risks and uncertainties relating to our pending acquisition of the midstream assets of Frontier and, if we acquire such assets, our ownership of them, including (a) the acquisition may not be consummated, (b) the representations, warranties, and indemnifications by Frontier are limited in the acquisition agreement and our diligence into the business has been limited; as a result, the assumptions on which our estimates of future results of the business have been based may prove to be incorrect in a number of material ways, resulting in our not realizing the expected benefits of the acquisition and our having limited recourse against Frontier, (c) financing the acquisition will substantially increase our leverage, (d) we may not be able to obtain debt financing for the acquisition on expected or acceptable terms, which would require us to draw on the committed bridge and make the acquisition less accretive, (e) the closing of the acquisition is not subject to a financing condition and our bridge does not backstop the equity portion of our purchase price or our equity commitments, which means we may be obligated to close the acquisition even if we do not have sufficient funds available to pay the purchase price, (f) the acquisition could expose us to additional unknown and contingent liabilities, (g) we may not be able to successfully integrate the business, or our cost savings and other synergies from the transaction may not be fully realized or may take longer to realize than expected, and (h) we may experience disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers. The forward-looking statements included in this news release are made only as of the date of this news release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date.
Investor Contact:
Mark Stockard
832-519-2207
mstockard@crestwoodlp.com
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